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                                 UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 10549

FORM 8-K
CURRENT REPORT

DATE OF REPORT:  NOVEMBER 27, 1998

                      Diapulse Corporation of America
           -------------------------------------------------------
            (Exact Name of registrant as specified on its charter)

Delaware                                   132-4                13-5671991
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(State or other jurisdiction of         (Commission          I. R. S. Employer
Employer of incorporation)              File Number)       Identification Number

CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT

(a) On November 27, 1998, the Registrant terminated Nussbaum Yates & Wolpow,P.C. as the Registrant's independent public accountants and auditors, a capacity in which that firm had served for one year, and selected Granick & Gendler, CPA to replace Nussbaum Yates & Wolpow, P.C. in this role. The decision to change the Registrant's accountants and auditors was approved by the full Board of Directors.

Nussbaum, Yates & Wolpow, P.C.'s report on the Registrant's 1997 financial statements, however, stated that they were unable to obtain sufficient competent evidential matter to satisfy themselves that the Registrant's allowance for Medicare receivables and related loss provided in the financial statements is both probable and subject to reasonable estimation.

The Registrant has authorized Nussbaum Yates & Wolpow, P.C. to respond fully to the inquiries of Garnick & Gendler, CPA. The Registrant has provided Nussbaum Yates & Wolpow, P.C. with a copy of the disclosures contained in this Form 8-K, and has requested that Nussbaum Yates & Wolpow, P.C. furnish the Registrant with a letter addressed to the Securities and Exchange Commission stating whether it agrees with the statements made by the Registrant herein.

(b) As stated above, on November 27, 1998, the Registrant appointed the accounting firm of Garnick & Gendler, CPA as the Registrant's independent public accountants and auditors, effective immediately.

(c) Exhibit: Letter from Nussbaum Yates & Wolpow, P.C. to the Securities and Exchange Commission concerning its termination as the Registrant's principal accountant.

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DIAPULSE CORPORATION OF AMERICA

By:     Jesse Ross
        President,
        Director
        and Chairman of the Board

Date:  November 27, 1998